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                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549




                                         FORM 8-K/A

                                       CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of the
                             Securities and Exchange Act of 1934


                      Date of Report (date of earliest event reported):
                                       October 8, 1997



                                 ProMedCo Management Company
                   (Exact name of Registrant as specified in its charter)


    Delaware                      0-21373                   75-2529809
    (State of              (Commission File No.)           (IRS Employer
 Incorporation)                                         Identification No.)


                                 801 Cherry Street, Suite 1450
                                    Fort Worth, Texas 76102
                 (Address of principal executive offices, including zip code)


                                         (817)335-5035
                     (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The undersigned Registrant hereby amends Item 7 of its current report on Form 8-K which was filed with the Securities and Exchange Commission on October 23, 1997, as follows:

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  (i) The audited financial statements of IMG, Inc. as of December 31, 1996

         (b)      Pro Forma Financial Information

                  (i) Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996

                  (ii) Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996

                  (iii) Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997

                  (iv) Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997

                  (v)  Notes to Pro Forma Consolidated Financial Information

                  The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto, included in the Company's registration statement on Form S-1 and related prospectus dated March 12, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To ProMedCo Management Company:

We have audited the accompanying balance sheet of IMG, Inc., a Florida corporation, (formerly known as Intercoastal Medical Group, Inc.) as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IMG, Inc. (formerly known as Intercoastal Medical Group, Inc.) as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                               ARTHUR ANDERSEN LLP



Fort Worth, Texas,
    November 19, 1997

                                         IMG, INC.
         (Formerly known as Intercoastal Medical Group, Inc. - Note 1)

                                                  BALANCE SHEETS

                                                                                    December 31,       July 31,
                                 ASSETS                                                1996              1997
                                 ------                                          ----------------    -------------
                                                                                                      (Unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                       $      78,589     $  335,705
    Accounts receivable - net of contractual and other
        allowances of $1,000,000 and $1,007,000, respectively                           1,974,567      1,726,601
    Prepaid expenses                                                                       60,156        125,911
                                                                                    -------------    -----------
                  Total current assets                                                  2,113,312      2,188,217
PROPERTY AND EQUIPMENT, net of accumulated depreciation
    and amortization of $896,221 and $1,130,013, respectively                           1,154,619      1,065,239
OTHER ASSETS                                                                              120,333         95,886
               ------------                                                          ------------
                  Total assets                                                         $3,388,264     $3,349,342
                                                                                       ==========     ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                                  $   364,192    $   226,718
    Line of credit and current portion of long-term debt                                1,045,903      1,046,558
    Accrued expenses and other current liabilities                                        451,067        514,965
                                                                                     ------------   ------------
                  Total current liabilities                                             1,861,162      1,788,241

LONG-TERM DEBT AND OBLIGATIONS UNDER
    CAPITAL LEASES, net of current maturities                                             895,781        703,481
                                                                                     ------------    -----------
                  Total liabilities                                                     2,756,943      2,491,722

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Common stock                                                                           63,000         63,000
    Paid-in capital                                                                       395,016        395,016
    Retained earnings                                                                     173,305        399,604
                                                                                     ------------   ------------
                  Total stockholders' equity                                              631,321        857,620
                                                                                     ------------   ------------
                  Total liabilities and stockholders' equity                           $3,388,264     $3,349,342
                                                                                       ==========     ==========


  The accompanying notes are an integral part of these financial statements.

                                 IMG, INC.
       (Formerly known as Intercoastal Medical Group, Inc. - Note 1)


                          STATEMENTS OF OPERATIONS

                                                                                   Year Ended        Seven Months
                                                                                   December 31,     Ended July 31,
                                                                                         1996              1997
                                                                                  -------------    ---------------
                                                                                                      (Unaudited)

NET REVENUES                                                                        $12,152,260     $    7,213,757
                                                                                 --------------     --------------

COSTS AND EXPENSES:
    Cost of affiliated physician services                                             4,412,179          2,416,300
    Clinic salaries and benefits                                                      2,804,015          2,034,460
    Clinic rent and lease expense                                                       847,675            604,793
    Clinic pharmaceuticals and supplies                                                 787,512            383,475
    General and administrative                                                        2,916,854          1,073,092
    Depreciation and amortization                                                       354,515            229,757
    Interest expense                                                                    149,768             96,927
                                                                                 --------------   ----------------

                  Total costs and expenses                                           12,272,518          6,838,804
                                                                                   ------------      -------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                                        (120,258)           374,953

PROVISION FOR INCOME TAXES                                                               -                 148,654
                                                                                   ------------    ---------------

NET INCOME (LOSS)                                                                 $    (120,258)     $     226,299
                                                                                  =============      =============




   The accompanying notes are an integral part of these financial statements.

                                    IMG, INC.
        (Formerly known as Intercoastal Medical Group, Inc. - Note 1)


                         STATEMENTS OF STOCKHOLDERS' EQUITY


                                                     Common Stock            Paid-in       Retained
                                                Shares        Amount         Capital       Earnings      Total
BALANCE, December 31, 1995                       2,000         $63,000      $395,016       $293,563    $ 751,579

     Net loss                                  -               -             -             (120,258)    (120,258)
                                             ---------    ------------     ---------      ---------    ---------

BALANCE, December 31, 1996                       2,000          63,000       395,016        173,305      631,321

     Net income (unaudited)                    -               -             -              226,299      226,299
                                             ---------    ------------     ---------      ---------    ---------

BALANCE, July 31, 1997 (unaudited)               2,000         $63,000      $395,016       $399,604     $857,620
                                                 =====         =======      ========       ========     ========





     The accompanying notes are an integral part of these financial statements.

                                   IMG, INC.
         (Formerly known as Intercoastal Medical Group, Inc. - Note 1)


                            STATEMENTS OF CASH FLOWS




                                                                                     Year Ended      Seven Months
                                                                                    December 31,    Ended July 31,
                                                                                        1996               1997
                                                                                   --------------    -------------
                                                                                                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                                   $(120,258)      $226,299
    Adjustments to reconcile net income (loss)
        to net cash provided by operating activities-
        Depreciation and amortization                                                     354,515        229,757
        Changes in assets and liabilities-
           Accounts receivable, net                                                      (297,423)       247,966
           Other current assets                                                           (57,189)       (65,755)
           Other noncurrent assets                                                         31,210         24,447
           Accounts payable                                                               396,255       (137,474)
           Accrued expenses and other current liabilities                                 (48,606)        63,899
           Other                                                                           (9,980)         5,379
                                                                                      -----------    -----------

                  Net cash provided by operating activities                               248,524        594,518
                                                                                        ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                                  (454,907)      (144,412)
                                                                                        ---------      ---------

                  Net cash used in investing activities                                  (454,907)      (144,412)
                                                                                        ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on debt                                                                     (231,448)      (192,990)
    Proceeds from borrowings                                                              645,805        -
                                                                                        ---------       --------

                  Net cash provided by financing activities                               414,357       (192,990)
                                                                                        ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 207,974        257,116

CASH AND CASH EQUIVALENTS, beginning of period                                           (129,385)        78,589
                                                                                        ---------    -----------

CASH AND CASH EQUIVALENTS, end of period                                                $  78,589       $335,705
                                                                                        =========       ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (see also Note 1):
    Cash paid during the year for interest                                               $146,193       $110,502
    Cash paid for income taxes                                                            -              -


   The accompanying notes are an integral part of these financial statements.

                                    IMG, INC.
           (Formerly known as Intercoastal Medical Group, Inc. - Note 1)


                             NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1996



1.   DESCRIPTION OF BUSINESS:

IMG, Inc. (a Florida corporation) formerly known as Intercoastal Medical Group, Inc. ("IMG" or the "Company"), was incorporated during 1994. IMG is the largest physician group practice in Sarasota, Florida, consisting of 24 physicians and two physician extenders at six sites. Effective August 1, 1997, IMG entered into a service agreement with a wholly owned subsidiary of ProMedCo Management Company ("ProMedCo") to manage all day-to-day operations of IMG other than the provision of medical services. IMG also entered into a stock purchase agreement with ProMedCo dated September 30, 1997. The transaction will be accounted for by ProMedCo under the purchase method of accounting for business combinations.

The accompanying financial statements of IMG have been prepared for a Securities and Exchange Commission filing requirement of ProMedCo.

2.   SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting.

The interim financial statements as of July 31, 1997, have been prepared by the Company without audit, pursuant to Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting". Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to APB Opinion No. 28; nevertheless, management of the Company believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company with respect to the results of its operations for the interim period from January 1, 1997, to July 31, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

Revenue Recognition

Revenue is recorded at estimated net amounts to be received from third party payors and others for services rendered.

Cash and Cash Equivalents

Cash and cash equivalents include all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments, with original maturities of three months or less.

Accounts Receivable

Accounts receivable primarily consists of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual and other uncollectable amounts.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the following useful lives:

                                                               Years

         Furniture and fixtures                                 5-7
         Equipment                                              3-15
         Leasehold improvements                           Estimated Lease Life

Income Taxes

The Company accounts for income taxes under the liability method which states that deferred taxes are to be determined based on the estimated future tax effects of differences between the financial statement and tax bases and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on the changes to the asset or liability period to period.

Supplemental Cash Flow Information

The Company had the following noncash investing and financing activities for the year ended December 31, 1996:

     Property acquired in capital lease transactions
         and other noncash financing arrangements                  $218,439

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                                                                    December 31,       July 31,
                                                                                      1996              1997
                                                                                                      (Unaudited)
         Furniture and fixtures                                                     $    292,474    $    396,800
         Leasehold improvements                                                          384,892         386,724
         Equipment                                                                     1,373,474       1,411,728
         Less-Accumulated depreciation and amortization                                 (896,221)     (1,130,013)
                                                                                    ------------     -----------

         Property and equipment, net                                                  $1,154,619      $1,065,239
                                                                                      ==========      ==========

4.   INCOME TAXES:

Deferred income taxes are attributable primarily to timing differences between income tax reporting and financial reporting related to revenues and expenses. The Company is a cash-basis taxpayer.

The following table summarizes the composition of the deferred tax assets and liabilities.

                                                                                       December 31,     July 31,
                                                                                          1996             1997
                                                                                                       (Unaudited)
Deferred tax assets-
     Accounts payable and accrued expenses                                               $322,027       $234,247
     Net operating losses                                                                 495,434        495,434
                                                                                        ---------      ---------
         Total deferred tax assets                                                        817,461        729,681
                                                                                        ---------      ---------

Deferred tax liabilities-
     Accounts receivable                                                                 (779,954)      (682,007)
     Property and equipment                                                               (17,045)       (26,920)
                                                                                       ----------     ----------
         Total deferred tax liabilities                                                  (796,999)      (708,927)
                                                                                        ---------      ---------

Net deferred tax asset                                                                     20,462         20,754
Less:  valuation allowance                                                                (20,462)       (20,754)
                                                                                        ---------      ---------
                                                                                         $     -        $     -
                                                                                        =========      =========

As of December 31, 1996, the Company had net operating losses available for carryforward purposes of approximately $1.3 million which will begin to expire in 2009. The following table summarizes the significant components of income tax expense for the year ended December 31, 1996, and the period ended July 31, 1997 (unaudited):

                                             December 31,        July 31,
                                                1996               1997
                                                                (unaudited)

               Current tax provision           $         -       $   148,654
               Deferred tax provision                    -               -
               Provision for income taxes      $         -       $   148,654

The Company's effective tax rate was different than the statutory federal income tax rate for the year ended December 31, 1996, as follows:

                                                                        1996

         Federal income taxes of statutory rate                       $(40,888)
         State taxes, net of federal income tax benefit                 (4,810)
         Tax effect of nondeductible items                                 221
         Change in valuation allowance                                  20,462
         Other                                                          25,015
                                                                     ---------

         Provision for income taxes                                   $      -
                                                                      ========

5. LINE OF CREDIT AND LONG-TERM DEBT:

Line of credit and long-term debt consist of the following:

                                                                                    December 31,         July 31,
                                                                                      1996                 1997
                                                                                                         (Unaudited)
         Line of credit with note payable to a bank, renewed quarterly, interest payable monthly,  bearing  interest at 9.25%,  secured by substantially
         all assets of the Company                                                     $  500,000       $ 750,000

         Note payable to a bank, due in 1997, interest
         payable monthly, bearing interest at 9.25%, secured
         by substantially all assets of the Company                                       250,000           -

         Note payable to a bank,  due in 2000,  principal  and interest  payable monthly, bearing interest at 9.25%, secured by substantially all assets
         of the Company                                                                   611,026        499,517

         Notes payable to a bank,  due in 2000,  principal and interest  payable monthly, bearing interest at 9.25%, secured by substantially all assets
         of the Company                                                                   238,750        188,750

         Note payable to a bank,  due in 2001,  principal  and interest  payable monthly, bearing interest at 9.25%, secured by substantially all assets
         of the Company                                                                   195,027        171,885

         Other notes payable and capital leases                                           146,881        139,887
                                                                                     ------------    -----------

                           Total                                                        1,941,684      1,750,039

                           Less- Current maturities                                    (1,045,903)    (1,046,558)
                                                                                      -----------    -----------

                           Long-term debt payable, net of current maturities          $   895,781    $   703,481
                                                                                      ===========    ===========

The maturities of long-term debt and capital leases as of December 31, 1996, are as follows:

                  1997                                       $1,045,903
                  1998                                          297,261
                  1999                                          298,747
                  2000                                          183,492
                  2001 and thereafter                           116,281
                                                           ------------
                                                             $1,941,684

Upon completion of the purchase of IMG's outstanding stock by ProMedCo (see Note
1), all debt outstanding at October 8, 1997, was paid in full by the Company.

6.   OBLIGATIONS UNDER CAPITAL LEASES:

In connection with an acquisition, the Company assumed the obligation of various equipment under capital leases. At December 31, 1996, future minimum lease payments under capital leases are as follows:

         1997                                                $10,036
         1998                                                 10,036
         1999                                                 10,036
         2000                                                 10,036
         2001                                                  5,854
                                                           ---------
                                                              45,998

         Less- Portion attributable to interest               (8,563)
                                                           ---------
         Obligations under capital leases                     37,435
         Less- Current portion                                (6,886)
                                                           ---------
                                                             $30,549

7.   COMMITMENTS AND CONTINGENCIES:

The Company has several operating leases for certain equipment and office space. These lease agreements vary in length and terms. Rent expense under these lease agreements totaled $847,675 and $604,793 for the year ended December 31, 1996, and the seven months ended July 31, 1997 (unaudited), respectively.

At December 31, 1996, future minimum lease payments under these noncancelable operating leases are as follows:

           1997                                           $  705,296
           1998                                              560,501
           1999                                              549,129
           2000                                              549,129
           2001 and thereafter                             1,941,932
                                                        -------------
                                                          $4,305,987
                                                        =============

8.   BENEFIT PLANS:

The Company began a defined contribution plan in June 1997. Contributions were $2,007 for the seven months ended July 31, 1997.

9. DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1996.

10. RELATED-PARTY TRANSACTIONS:

The Company leases office space which is owned by a shareholder of the Company. The lease is classified as an operating lease and expires in 1998. The rent paid under this related-party lease was approximately $276,000 for the year ended December 31, 1996.

During 1996, the Company paid management service fees to a partnership owned 50% by the Company and 50% by the Company's previous management service company. The Company paid approximately $930,000 to the partnership for management services during 1996. This service agreement was terminated by the Company during October 1996.

               PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The pro forma as adjusted consolidated balance sheet gives effect to the acquisition of substantially all of the outstanding stock of IMG, Inc., formerly known as Intercoastal Medical Group, Inc. (the "Sarasota Acquisition") as if it had been completed on December 31, 1996 and also reflects the initial public offering of ProMedCo Management Company's ("ProMedCo" or the "Company") Common Stock in March 1997 (the "Offering") and the conversion of all outstanding Series A Redeemable Convertible Preferred Stock and Class B Common Stock of the Company into Common Stock and the termination of the Company's contingent obligation to repurchase all outstanding Redeemable Common Stock, all of which occurred simultaneously with the closing of the Offering, as if such transactions had occurred on December 31, 1996.

     The pro forma as adjusted consolidated statement of operations for the year ended December 31, 1996, gives effect to the Sarasota Acquisition as if it had been completed on January 1, 1996. The historical as adjusted statement of operations gives effect to the Offering and to the prior affiliations with Cullman Family Practice, P.C.; Family Medical Clinic, P.C.; Morgan-Haugh, P.S.C.; HealthFirst Services, Inc.; Tarrant Family Practice, P.A., King's Daughters Clinic, P.A., Naples Medical Center, P.A. and Naples Obstetrics & Gynecology, M.D., P.A. (the "Prior Transactions"), completed during 1996 and 1997, as if they had been completed on January 1, 1996. The pro forma as adjusted consolidated statement of operations information is based on the financial statements of the Company and the affiliated physician groups, giving effect to the Sarasota Acquisition and the Prior Transactions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to pro forma consolidated financial information.

     The pro forma consolidated financial information has been prepared by management based on the audited financial statements of the affiliated physician groups, adjusted where necessary to reflect the acquisitions and related operations as if the service agreements between the Company and such groups had been in effect during the entire periods presented. This pro forma consolidated financial information is presented for illustrative purposes only and is not indicative of the results that would have occurred if the Sarasota Acquisition or the Prior Transactions had been completed on January 1, 1996 or that may be obtained in the future. The pro forma consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto of IMG, Inc. included elsewhere in this filing and for the Company, Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc., and Tarrant Family Practice, P.A., included in the Company's registration statement on Form S-1 and related prospectus dated March 12, 1997 and the Southwest Florida Clinic Practices included in the Company's 8-K filing dated April 23, 1997 and filed with the Securities and Exchange Commission on July 7, 1997.

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                             December 31, 1996
                                (Unaudited)


                                     Offering
                                    Adjustments
                                    and Equity      Naples         Naples         Historical     Sarasota    Sarasota    Pro Forma
                     Historical(a) Conversions(b) Historical(c)  Adjustments     As Adjusted  Historical(f) Adjustments as Adjusted

                                       ASSETS
Current assets:
   Cash and cash
    equivalents      $ 1,633,534   $ 31,764,065   $ 129,582   $(11,107,755)(e) $ 22,419,426 $   78,589 $ (7,515,844)(h) $14,982,171
   Accounts
    receivable, net    6,227,228            -     3,666,759     (1,071,296)(d)    8,822,691  1,974,567          -        10,797,258
   Inventory             225,212            -        30,989            -            256,201        -            -           256,201
   Management fees
    receivable         1,266,598            -           -              -          1,266,598        -            -         1,266,598
   Due from
     affiliated
     physician
     groups              660,278            -           -              -            660,278        -            -           660,278
   Prepaid expenses
    and other
    current assets       517,633            -           -              -            517,633     60,156          -           577,789
                     -----------    ----------    --------     ------------      ----------- ---------   ----------       ---------
     Total current
      assets          10,530,483     31,764,065   3,827,330    (12,179,051)      33,942,827  2,113,312   (7,515,844)     28,540,295

Property and
 equipment, net        3,930,191            -       616,234            -          4,546,425  1,154,619          -         5,701,044
Intangible
 assets, net          14,860,171            -           -        1,993,699 (c)   16,853,870        -     11,260,069 (f)  28,113,939
Other assets           1,238,929       (564,427)     81,867     14,493,255 (c)   15,249,624    120,333          -        15,369,957
                     -----------    ----------    --------     ------------      ----------  ---------   ----------       ---------
     Total assets    $30,559,774   $ 31,199,638   $4,525,431   $ 4,307,903     $ 70,592,746 $3,388,264  $ 3,744,225     $77,725,235

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts
   payable           $ 1,505,762   $        -     $  234,900   $   (97,420)(d) $  1,643,242 $  364,192  $       -       $ 2,007,434
  Payable to
   affiliated
   physician groups    1,341,876            -            -              -         1,341,876        -            -         1,341,876
  Accrued
   salaries, wages
   and benefits        1,153,558            -            -              -         1,153,558        -            -         1,153,558
  Accrued
   expenses and
   other current
   liabilities         2,353,381      1,035,573      838,664      (838,664)(d)    3,388,954    451,067          -         3,840,021
Advances from
 affiliated company           -            -         700,174      (700,174)(d)         -           -            -               -
   Current maturities
    of long-
    term debt          1,151,191           -             -             -          1,151,191  1,045,903   (1,045,903)(g)   1,151,191
   Current
    maturities of
    capital leases       589,438           -         301,152      (301,152)(d)      589,438         -           -           589,438
   Deferred
    purchase price       181,986           -             -             -            181,986         -           -           181,986
                     -----------    ----------    --------     ------------      ----------  ---------   ----------       ---------
     Total current
     liabilities       8,277,192      1,035,573    2,074,890    (1,937,410)       9,450,245  1,861,162   (1,045,903)     10,265,504

Notes payable,
 net                   4,585,173     (1,715,935)     177,702      (177,702)(d)   11,565,092    721,456     (721,456)(g)  11,565,092
                                                                 8,695,854 (e)
Obligations under
 capital leases        1,030,171           -             -              -         1,030,171    174,325     (174,325)(g)   1,030,171
Convertible
 subordinated
 notes payable         1,800,274           -             -              -         1,800,274         -            -        1,800,274
Deferred purchase
 price                        -            -             -              -               -           -     6,317,230 (h)   6,317,230
Other long term
 liabilities             393,575           -             -              -           393,575         -            -          393,575
                     -----------    ----------    --------     ------------      ----------  ---------   ----------       ---------
    Total
    liabilities       16,086,385       (680,362)   2,252,592     6,580,742       24,239,357  2,756,943    4,375,546      31,371,846
                     -----------    ----------    --------     ------------      ----------  ---------   ----------       ---------

Series A Redeemable
 convertible
 preferred
 stock                 2,957,641     (2,957,641)         -              -              -           -             -              -
Redeemable
 common stock            991,776       (991,776)         -              -              -            -            -              -

Stockholders' equity:
 Preferred stock              -              -           -              -              -            -            -              -
 Class B common stock     12,262        (12,262)         -              -              -            -            -              -
 Common stock             31,871         58,915    2,272,839    (2,272,839)(d)       90,786     63,000      (63,000)(g)      90,786
 Additional paid
  in capital          11,987,480     35,782,764          -              -        47,770,244    395,016     (395,016)(g)  47,770,244
 Common stock to
  be issued            2,303,212            -            -              -         2,303,212         -            -        2,303,212
 Stockholder notes
  receivable            (151,306)           -            -              -          (151,306)        -            -         (151,306)
 Retained earnings
 (Accumulated
  deficit)            (3,659,547)           -            -              -        (3,659,547)   173,305     (173,305)(g)  (3,659,547)
                     -----------    ----------    --------     ------------      ----------  ---------   ----------       ---------
 Total stockholders'
  equity              10,523,972     35,829,417    2,272,839    (2,272,839)      46,353,389    631,321     (631,321)     46,353,389
                     -----------    ----------    --------     ------------      ----------  ---------   ----------       ---------
Total liabilities
 and stockholders'
 equity              $30,559,774    $31,199,638   $4,525,431    $4,307,903     $ 70,592,746 $3,388,264   $3,744,225     $77,725,235
                     -----------    ----------    --------     ------------      ----------  ---------   ----------       ---------







    See accompanying notes to pro forma consolidated financial information

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      Year Ended December 31, 1996
                            (Unaudited)


                                    Prior                       Offering       Historical    Sarasota      Sarasota     Pro Forma
                Historical(i)   Transactions(j)  Adjustments  Adjustments(r)  As Adjusted  Acquisition(s) Adjustments   As Adjusted

Physician
 groups revenue,
 net             $46,996,262     $37,350,146     $        -      $     -       $84,346,408  $12,152,260   $      -       $96,498,668
Less: amounts
 retained by
 physician
 groups           20,791,607      17,379,022     (22,848,409)(k)       -        37,199,931    4,412,179   (4,412,179)(t)  40,753,282
                                                  21,877,711 (k)                                           3,553,351 (t)
Management
 fee revenue      26,204,655      19,971,124         970,698           -        47,146,477    7,740,081      858,828      55,745,386

Operating
expenses:
 Clinic salaries
  and benefits    11,778,563       8,957,927      (2,315,116)(l)       -        18,421,374    2,804,015           -       21,225,389
 Clinic rent
  and lease
  expense          2,684,002       1,933,222          17,630 (m)       -         4,634,854      847,675           -        5,482,529
 Clinic supplie    2,860,454       1,369,624              -            -         4,230,078      787,512           -        5,017,590
 Other clinic
  costs            6,202,760       6,750,367        (478,609)(k)       -        12,474,518    2,916,854           -       15,391,372
 General
  corporate
  expenses         2,633,585             -                -            -         2,633,585         -              -        2,633,585
 Depreciation
  and
  amortization       723,641         503,678         (28,933)(n)       -         1,593,865      354,515      390,672 (w)   2,339,052
                                                     395,479 (o)
 Merger costs        682,269             -               -             -           682,269         -              -          682,269
 Interest
  expense            210,234         148,899         (65,296)(p)    (51,098)     1,084,944      149,768     (149,768)(x)   1,084,944
                                                     842,203 (p)
                    --------       ---------       ----------       --------     ---------      -------      -------       ---------
                  27,775,508      19,663,717      (1,632,640)       (51,098)    45,755,487    7,860,339      240,904      53,856,730
                    --------       ---------       ----------       --------     ---------      -------      -------       ---------

Income (loss)
 before
 provision for
 income taxes     (1,570,853)        307,407       2,603,338         51,098      1,390,990     (120,258)     617,924       1,888,656
Provision
 (benefit) for
 income taxes             -          (93,974)        603,133 (q)     19,417        528,576          -        189,113 (y)     717,689
                    --------       ---------       ----------       --------     ---------      -------      -------       ---------
Net income
 (loss)          $(1,570,853)       $401,381      $2,000,205        $31,681    $   862,414    $(120,258)    $428,811      $1,170,967
                    --------       ---------       ----------       --------     ---------      -------      -------       ---------
Net income
 (loss) per
 share             $   (0.19)                                                     $   0.06                                  $   0.08
                    ========                                                     =========                                  ========
Weighted
 average
 number of
 common shares
 outstanding       8,395,186                                                    14,673,492                                14,673,492
                   =========                                                    ==========                                ==========



















      See accompanying notes to pro forma consolidated financial information.

                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                      June 30, 1997
                                        (Unaudited)

                                                                 Sarasota         Sarasota            Pro Forma
                                              Historical       Historical(f)     Adjustments         as Adjusted

                                                                 ASSETS
Current assets:
   Cash and cash equivalents                  $ 19,713,154        $ 335,705     $  (7,515,844)(h)   $ 12,533,015
   Accounts receivable, net                      9,502,714        1,726,601             -             11,229,315
   Inventory                                       255,711            -                 -                255,711
   Management fees receivable                      800,826            -                 -                800,826
   Due from affiliated physician groups          3,382,547            -                 -              3,382,547
   Prepaid expenses and other current
     assets                                        686,243          125,911             -                812,154
                                            --------------    -------------     -------------      -------------
     Total current assets                       34,341,195        2,188,217        (7,515,844)        29,013,568

Property and equipment, net                      5,448,069        1,065,239                            6,513,308
Intangible assets, net                          33,911,368            -            11,225,415 (f)     45,136,783
Other assets                                    16,558,105           95,886             -             16,653,991
                                            --------------    -------------     -------------      -------------
     Total assets                             $ 90,258,737      $ 3,349,342     $   3,709,571       $ 97,317,650
                                            ==============    =============     =============      =============



                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                            $ 1,300,406     $    226,718     $       -           $  1,527,124
   Payable to affiliated physician groups        3,256,439            -                 -              3,256,439
   Accrued salaries, wages and benefits          1,457,687            -                 -              1,457,687
   Accrued expenses and other current
     liabilities                                 1,941,327          514,965             -              2,456,292
   Current maturities of long-term debt          3,395,289        1,046,558        (1,046,558)(g)      3,395,289
   Current maturities of capital leases            535,458            -                 -                535,458
   Deferred purchase price                       1,577,505            -                 -              1,577,505
                                            --------------    -------------     -------------      -------------
     Total current liabilities                  13,464,111        1,788,241        (1,046,558)        14,205,794

Notes payable, net                              10,265,237          577,663          (577,663)(g)     10,265,237
Obligations under capital leases                   877,154          125,818          (125,818)(g)        877,154
Convertible subordinated notes payable           1,800,274            -                 -              1,800,274
Deferred purchase price                              -                -             6,317,230 (h)      6,317,230
Other long term liabilities                        749,576            -                 -                749,576
                                            --------------    -------------     -------------      -------------
     Total liabilities                          27,156,352        2,491,722         4,567,191         34,215,265
                                            --------------    -------------     -------------      -------------

Stockholders' equity:
   Preferred stock                                   -                -                 -                  -
   Common stock                                    100,510           63,000           (63,000)(g)        100,510
   Additional paid in capital                   53,555,315          395,016          (395,016)(g)     53,555,315
   Common stock to be issued                    11,914,039            -                 -             11,914,039
   Stockholder notes receivable                   (369,665)           -                 -               (369,665)
   Retained earnings (Accumulated deficit)      (2,097,814)         399,604          (399,604)(g)     (2,097,814)
   Total stockholders' equity                   63,102,385          857,620          (857,620)        63,102,385
                                            --------------    -------------     --------------     -------------
Total liabilities and stockholders'
     equity                                   $ 90,258,737      $ 3,349,342        $ 3,709,571      $ 97,317,650
                                            ==============    =============     =============      =============












  See accompanying notes to pro forma consolidated financial information

             PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    Six Months Ended June 30, 1997
                            (Unaudited)





                                         Prior                       Offering   Historical     Sarasota     Sarasota       Pro Forma
                      Historical(i) Transactions(j) Adjustments  Adjustments(r) As Adjusted  Acquisition(s) Adjustments  As Adjusted

Physician
 groups revenue,
 net                   $46,457,625    $4,669,844   $         -     $     -    $51,127,469   $7,213,757   $(1,083,460)(z) $57,257,766
Less: amounts
 retained by
 physician groups       19,540,348     1,309,215    (1,309,215)(k)       -     21,557,658    2,416,300    (2,416,300)(t)  23,748,027
                                          -          2,017,310 (k)                                         2,190,369 (t)
                        ----------     ---------    ----------      --------   ----------    ---------    ----------      ----------
Management fee
 revenue                26,917,277     3,360,629     (708,095)                 29,569,811    4,797,457      (857,529)     33,509,739

Operating expenses:
 Clinic salaries and
  benefits              10,566,352     1,051,083     (279,907)(l)        -     11,337,528    2,034,460      (506,941)(z)  12,865,047
 Clinic rent and
  lease expense          2,508,925       184,806           -             -      2,693,731      604,793      (111,808)(z)   3,186,716
 Clinic supplies         3,476,082       556,071           -             -      4,032,153      383,475          (309)(z)   4,415,319
 Other clinic costs      5,399,015       717,517       (1,263)(k)        -      6,115,269    1,073,092      (293,938)(z)   6,894,423
 General corporate
  expenses               1,642,305           -             -             -      1,642,305         -             -          1,642,305
 Depreciation and
  amortization           1,038,427         6,615       20,330 (n)        -      1,306,788      229,757       (20,246)(z)   1,711,635
                                                      241,416 (o)                                            195,336 (z)
 Interest expense          117,097         4,075       (4,075)(p)    (30,386)     171,232       96,927       (96,927)(x)     171,232
                                             -         84,521 (p)
                        ----------     ---------    ----------      --------   ----------    ---------    ----------      ----------
                        24,748,203     2,520,167        61,02        (30,386)  27,299,006    4,422,504      (834,833)     30,886,677
                        ----------     ---------    ----------      --------   ----------    ---------    ----------      ----------

Income (loss)
 before provision
 for income
 taxes                   2,169,074       840,462      (769,117)       30,386    2,270,805      374,953       (22,696)      2,623,062
Provision (benefit)
 for income taxes          607,341           -         244,018 (q)    11,547      862,906         -          133,858 (y)     996,764
                        ----------     ---------    ----------      --------   ----------    ---------    ----------      ----------
Net income (loss)      $ 1,561,733      $840,462    $1,013,135)     $ 18,839   $1,407,899    $ 374,953    $ (156,554)     $1,626,298
                        ----------     ---------    ----------      --------   ----------    ---------    ----------      ----------
Net income (loss)
 per share                $   0.12                                               $   0.10                                   $   0.11
                        ==========                                             ==========                                  =========
Weighted average
 number of
 common shares
 outstanding            13,133,900                                             14,725,060                                 14,725,060
                        ==========                                             ===========                                ==========




















    See accompanying notes to pro forma consolidated financial information.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Through October 31, 1997 and during 1996 the Company, through its wholly owned subsidiaries, acquired certain operating assets and assumed certain operating liabilities of seven physician groups located in Alabama, Florida, Kentucky, Pennsylvania and Texas.

Physician Groups Revenue, Net

     Physician groups revenue represents the revenue of the affiliated physician groups reported at the estimated realizable amounts from patients, third-party payors, and others for services rendered, net of contractual and other adjustments.

Management Fee Revenue

     Management fee revenue represents physician groups revenue less amounts retained by physician groups. The amounts retained by physician groups (typically 85% of the physician group operating income) represent amounts paid to the physician groups pursuant to the service agreements between the Company and the physician groups. Under the service agreements, the Company provides each physician group with the facilities and equipment used in its medical practice, assumes responsibility for the management of the operations of the practice, and employs substantially all of the non-physician personnel utilized by the group.

     The Company's management fee revenue is dependent upon the operating income of the physician groups. Physician group operating income is defined in the service agreements as the physician group's net medical revenue less certain contractually agreed-upon clinic expenses, including non-physician clinic salaries and benefits, rent, insurance, interest, and other direct clinic expenses. The amount of the physician groups revenue retained and paid to the physician groups primarily consists of the cost of the affiliated physicians' services. The remaining amount of the physician group operating income (typically 15%) and an amount equal to 100% of the clinic expenses are reflected as management fee revenue earned by the Company.

Pro Forma Consolidated Balance Sheet

The adjustments reflected in the December 31, 1996 and June 30, 1997 pro forma consolidated balance sheets are as follows:

     (a) The December 31, 1996 historical consolidated balance sheet includes the combined assets, liabilities and stockholders' equity of the Company and Western Medical Management Corp. Inc. ("Reno") at December 31, 1996. The Reno business combination was completed on March 17, 1997, and has been accounted for as a pooling of interests.

     (b) To reflect the effects of the Offering and the conversion of all Series A Redeemable Convertible Preferred Stock and Class B Common Stock into Common Stock and the termination of the Company's contingent obligation to repurchase Redeemable Common Stock that occurred simultaneous with the Offering. The equity conversions assume that all stock was converted using a one-for-one conversion ratio, as provided in the Company's Certificate of Incorporation.
     (c) To record the assets acquired and liabilities assumed by ProMedCo in the Naples Acquisition. The fair value of the clinic net assets was determined based on an analysis of estimated future clinic operating results. The following methods and assumptions were used to estimate fair value:

         Cash and cash equivalents--The historical carrying amount approximates fair value.

         Accounts receivable, net--The Company acquired only a specified portion of the accounts receivable. The Company reviewed the specific receivable balances and determined that their historical carrying amount approximates their fair value.

         Property and equipment, net--The Company performed an asset review and determined that the historical carrying amount approximates fair value.

         Liabilities assumed--Given the short term nature of the liabilities assumed, the historical carrying amount approximates their fair value.

         Intangible  assets--In  connection  with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group, number of service sites and ability to recruit additional physicians, the group's relative market position, the length of time each group has been in existence, and the term and enforceability of the service agreement. Because the Company does not practice medicine, maintain patient relationships, hire physicians, enter into employment and non-competition agreements with the physicians, or directly contract with payors, the intangible asset created in the purchase allocation process is associated solely with the service agreement with the physician group. The service agreements are for a term of 40 years and cannot be terminated by either party without cause, consisting primarily of bankruptcy or material default.

              The Company believes that there is no material value allocable to the employment and non-competition agreements entered into between the physician group and the individual physicians. The primary economic beneficiary of these agreements is the physician group, an entity that the Company does not legally control. In addition, any damages under the agreements are paid solely to the physician group for purposes of replacing departing physicians. Generally, due to low expected physician turnover in the industry and the ability of the physician group to replace departing physicians, the Company believes there would be no significant economic loss to either the physician group or the Company due to physician departure. The physician groups continually recruit physicians and, as appropriate and necessary, subsequently add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. The Company believes that the physician groups with which it has service agreements thus are long-lived entities with an indeterminable life, and that the physicians, customer demographics, and various contracts will be continuously replaced. The service agreement intangible is being amortized on a straight-line method over a composite average life of 30 years.

         Otherassets--The Company is entitled to receive, from the physicians, amounts equal to premiums paid by the Company for split-dollar life insurance arrangements covering the physicians. The long-term receivables are collected upon the individual physician's death or his early termination. The full amounts of the receivables are guaranteed by the physicians and are stated at fair value.

     (d) To eliminate assets not acquired and liabilities not assumed by ProMedCo in the Naples Acquisition as stated in the purchase agreement, and to eliminate the owner's equity of Naples in connection with the purchase accounting for the acquisition.

     (e) To record the cash paid and notes payable issued at closing in exchange for assets acquired and liabilities assumed in connection with the Naples acquisition.

     (f) To record the assets acquired and liabilities assumed by ProMedCo in the Sarasota Acquisition. This acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price has been preliminary allocated to the assets acquired and liabilities assumed based on the estimated fair values. The total consideration for the transactions was approximately $14.4 million, which consisted of a combination of cash and deferred cash payments and the assumption of certain liabilities. The fair value of the clinic net assets was determined based on an analysis of estimated future clinic operating results.

         The following methods and assumptions were used to estimate fair value:

         Cash and cash equivalents--The historical carrying amount approximates fair value.

         Accounts receivable, net--The Company reviewed the specific receivable balances and determined that their historical carrying amount approximates their fair value.

         Property and equipment, net and other assets--The Company performed an asset review and determined that the historical carrying amount approximates fair value.

         Intangible  assets--In  connection  with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group, number of service sites and ability to recruit additional physicians, the group's relative market position, the length of time each group has been in existence, and the term and enforceability of the service agreement. Because the Company does not practice medicine, maintain patient relationships, hire physicians, enter into employment and non-competition agreements with the physicians, or directly contract with payors, the intangible asset created in the purchase allocation process is associated solely with the service agreement with the physician group. The service agreements are for a term of 40 years and cannot be terminated by either party without cause, consisting primarily of bankruptcy or material default.

              The Company believes that there is no material value allocable to the employment and non-competition agreements entered into between the physician group and the individual physicians. The primary economic beneficiary of these agreements is the physician group, an entity that the Company does not legally control. In addition, any damages under the agreements are paid solely to the physician group for purposes of replacing departing physicians. Generally, due to low expected physician turnover in the industry and the ability of the physician group to replace departing physicians, the Company believes there would be no significant economic loss to either the physician group or the Company due to physician departure. The physician groups continually recruit physicians and, as appropriate and necessary, subsequently add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. The Company believes that the physician groups with which it has service agreements thus are long-lived entities with an indeterminable life, and that the physicians, customer demographics, and various contracts will be continuously replaced. The service agreement intangible is being amortized on a straight-line method over a composite average life of 30 years.

         Liabilities assumed--Given the short term nature of the liabilities assumed, the historical carrying amount approximates their fair value.

     (g) To reflect the notes payable that were paid in full by IMG, Inc. out of proceeds from the closing, and to eliminate the owner's equity of Sarasota in connection with the purchase accounting for the acquisition.

     (h) To record the cash paid and obligation for additional purchase consideration incurred by the Company at closing in exchange all of the outstanding stock of IMG, Inc. Through the year 2001, the Company has an obligation to make an annual premium payment for split-dollar life insurance arrangements covering the physicians.

Pro Forma Consolidated Statement of Operations

The adjustments reflected in the pro forma consolidated statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 are as follows:

     (i) The historical consolidated statement of operations includes the combined results of operations of the Company and Reno for the year ended December 31, 1996 and the six months ended June 30, 1997. The Reno business combination was completed on March 17, 1997, and has been accounted for as a pooling of interests.

     (j) The Prior Transactions column represents the historical revenues and expenses of the physician groups for that portion of the year preceding the groups' affiliation with the Company. The Prior Transactions include Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc., Tarrant Family Practice, P.A., King's Daughters Clinic, P.A., which were acquired in 1996 and Naples Medical Center, P.A. and Naples Obstetrics & Gynecology, M.D., P.A. which were acquired in 1997.

     (k) To eliminate the historical amounts retained by physician groups, physician benefits, other physician-related costs and to record the amounts retained by physician groups to the percentage specified in the service agreement (typically 85% of each of the physician group's operating income) for each affiliated physician group in the Prior
         Transactions and Reno. The adjustment is for the periods that the physician groups were not managed under the service agreements.

     (l) To eliminate the salaries of physician extenders at historical levels in the Prior Transactions for the periods not covered by the service agreements. The service agreements provide that these costs are for the account of the physician groups. The adjustment is for the periods the physician groups were not managed under the service agreements.

     (m) To record additional rental expense related to the rental of clinic space from the physician groups in the Prior Transactions. The adjustment is for the periods the physician groups were not managed under the service agreements.

     (n) To eliminate the depreciation and amortization expense recorded by the physician groups in the Prior Transactions at historical values. The adjustment is for the periods the physician groups were not managed under the service agreements.

     (o) To adjust depreciation expense and amortization expense in the Prior Transactions. The adjustment for depreciation expense is computed by dividing total fixed assets acquired by the weighted average life of the fixed assets acquired (approximately seven years), less depreciation expense recorded on an historical basis. The adjustment for amortization expense is computed by dividing total service agreement rights acquired by a composite average life of 30 years, less agreement amortization expense recorded on an historical basis. The adjustments assume the acquired assets were held for the entire period presented.

     (p) To eliminate interest expense related to liabilities not assumed in connection with the Prior Transactions and record interest on debt issued in connection with the acquisitions.

     (q) To record an estimate of the overall provision for income taxes for the consolidated operations of the historical results of the Company plus the Prior Transactions, as adjusted, at an estimated effective rate of 38%.

     (r) To reduce interest expense assuming repayment of the Company's Credit Facility borrowings with a portion of the proceeds of the Offering received by the Company as of January 1, 1996, net of estimated federal and state income taxes at a combined rate of 38%.

     (s) The Sarasota Acquisition represents the historical combined revenues and expenses of the IMG, Inc., formerly known as Intercoastal Medical Group, Inc..

     (t) To eliminate the historical amounts retained by the physician group and record the amounts retained by the physician group based on the percentage specified in the service agreement entered into with the physician group.

     (u) To eliminate the salaries of physician extenders at historical levels for the periods not covered by the service agreements. The service agreements provide that these costs are for the account of the physician groups.

     (v) To eliminate physician benefits and other physician-related costs, such as club dues and subscriptions, that will not be paid by the Company.

     (w) To adjust depreciation expense and amortization expense. The adjustment for depreciation expense is computed by dividing total fixed assets acquired by the weighted average life of the fixed assets acquired (approximately seven years), less depreciation expense recorded on an historical basis. The adjustment for amortization expense is computed by dividing total service agreement rights acquired by a composite average life of 30 years, less agreement amortization expense recorded on an historical basis. The adjustments assume the acquired assets were held for the entire period presented.

     (x) To eliminate interest expense related to liabilities not assumed and record interest on debt issued in connection with the acquisition.

     (y) To record an estimate of the provision for income taxes for the Sarasota Acquisition at an estimated rate of 38%.

     (z) To eliminate one month of historical income from the 1997 pro forma consolidated statement of operations to reflect six months of activity of IMG.

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ProMedCo Management Company




                             By: /s/ Robert D. Smith
                                 Robert D. Smith
                              Chief Accounting Officer

Dated:  December 22, 1997